UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 18, 2025

CAREDX, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36536	94-3316839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8000 Marina Boulevard, 4th Floor
Brisbane, California 94005
(Address of Principal Executive Offices) (Zip Code)
(415) 287-2300
Registrant’s telephone number, including area code
N/A
(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, $0.001 Par Value	CDNA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On September 26, 2025, an unopposed motion for the preliminary approval of settlement was filed after CareDx, Inc. (the “Company”) reached an agreement in principle for a proposed settlement (the “Proposed Settlement”) of a shareholder derivative litigation, captioned Edelman, et al., v. Bickerstaff, et al., 3:25-cv-02036-TLT (N.D. Cal. filed Feb. 26, 2025). On December 9, 2025, the U.S. District Court for the Northern District of California (the “Court”) entered an order providing for preliminarily approval of the Proposed Settlement. In its order, the Court also approved the form of notice relating to the Proposed Settlement and set a hearing date of June 30, 2026 to consider whether to grant final approval of the Proposed Settlement.

Copies of the Notice of Pendency and Proposed Settlement of Shareholder Derivative Action and the Stipulation and Agreement of Compromise, Settlement, and Release, and the exhibits thereto, are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description
99.1 Notice of Pendency and Proposed Settlement of Shareholder Derivative Action.
99.2 Stipulation and Agreement of Compromise, Settlement, and Release.
104 Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2025	CAREDX, INC.
	By:	/s/ JOHN W. HANNA
John W. Hanna
Chief Executive Officer
(Principal Executive Officer)